Exhibit 99-1
                                                                    ------------

                       N  E  W  S      R  E  L  E  A  S  E
                       -----------------------------------

                            Dixon Ticonderoga Company
        195 International Parkway, Heathrow, Florida 32746 (407) 829-9000

March 12, 2004                                  Contact:
                                                Richard A. Asta (407) 829-9000
FOR IMMEDIATE RELEASE




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           DIXON EXTENDS EXCLUSIVITY AGREEMENT WITH JARDEN CORPORATION

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HEATHROW,  Fl. ---- Dixon Ticonderoga Company (AMEX:DXT) announced today that it and Jarden Corporation (NYSE:JAH) have signed a third extension to the exclusivity agreement signed on January 9, 2004. The most recent extension will allow Jarden until 5:00 p.m. on April 12, 2004, subject to earlier termination under certain circumstances, to complete its due diligence review of a potential transaction among Jarden and Dixon in which Jarden or its affiliate may acquire specified assets of the Company, and to continue to negotiate the terms of related definitive documentation.

                           Forward-Looking Statements
                           --------------------------

Any "forward-looking" statements in this press release involve known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks include (but are not limited to) the risk that negotiations with Jarden Corporation will be terminated before the execution of definitive agreements, among others.



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